EXHIBIT 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of March 30, 2009, by and among GRANITE CITY FOOD & BREWERY, LTD. (“Granite City”), GRANITE CITY RESTAURANT OPERATIONS, INC. (“GCROI”), each a Minnesota corporation (each a “Debtor”, and collectively referred to herein as, the “Debtors”) and HARMONY EQUITY INCOME FUND, L.L.C., a South Dakota limited liability company (herein, with its participants, successors and assigns, called the “Secured Party”), as secured party.

All capitalized terms not otherwise defined herein, shall have the meaning set forth in that certain Bridge Loan Agreement of even date herewith by and among the Debtor and the Secured Party (the “Loan Agreement”).

For good and valuable consideration, Debtors hereby agree for the benefit of the Secured Party as follows:

1.               Debtors hereby grant the Secured Party a security interest (collectively referred to as the “Security Interests”) in all personal property of the Debtors located at or utilized exclusively for the restaurant located at 2620 South Louise Avenue, Sioux Falls, South Dakota (such location being referred to herein as, the “Leased Premises”), including but not limited to, the property described below, as security for the payment and performance of each and every debt, liability and obligation of every type and description which either Debtor, may now or at any time hereafter owe to the Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Secured Party alone or in a transaction involving other creditors of Debtors, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of Debtors arising under any loan or credit agreement or guaranty between Debtors and the Secured Party, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the “Obligations”).  The Security Interests shall attach to the personal property of Debtors described herein and all products and proceeds thereof, whether now owned or hereafter acquired, including the following  (collectively, the “Collateral”):

(a)                                  All inventory (“Inventory”) of Debtors located at the Leased Premises and/or used solely in Debtors’ restaurant operations located thereon (the “Restaurant”);

(b)                                 All equipment (“Equipment”)  located on the Leased Premises or used in the Restaurant, including  but not limited to vehicles, furniture, fixtures, office and record keeping equipment, audio visual equipment, any goods described in any equipment schedule or list attached hereto or hereafter furnished to the Secured Party by Debtor (but no such schedule or list need be furnished in order the security interest to be valid as to Debtors’ equipment), any spare and repair parts or replacements for any of the foregoing and any software imbedded therein;

(c)                                  All accounts (“Receivables”) arising from the operation of the Restaurant and contract rights specifically relating to the Restaurant;

(d)                                 All general intangibles of Debtors necessary for the operation of the Restaurant;

(e)                                  An undivided interest in the Debtors’ intellectual property used in connection with the Restaurant, including but not limited to, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, and the right to use Debtors’ names (the “Granite City Intellectual Property”) subject to the agreement of the parties as set forth in the IP Agreement of even date herewith between Debtor and Secured Party (the “IP Agreement”);

(f)                                    All deposit accounts related solely to the Restaurant;

(g)                                 The Lease between Sioux Falls Douglas L. Johnson, as Landlord, and GCROI, as tenant, dated June 14, 2000, as amended, for the Leased Premises;

(h)                                 The Master Equipment Finance Lease dated September 19, 2006 by and between DHW Leasing, L.L.C. and Granite City together with any schedules or addendums related to furniture fixtures and equipment located at the Restaurant;

(i)                                     All supporting obligations that support the payment or performance of any of the foregoing; and

(j)                                     All additions and accessions to, all proceeds, products, offspring and profits of, and all rights and privileges incident to, any of the foregoing;

provided that with respect to any assets included within the definition of “Granite City Intellectual Property,” the Secured Party’s security interest is limited to the security interest in an undivided interest in such assets granted pursuant to clause (e), above.

2.                                       Each Debtor represents, warrants and agrees that:

(a)                                  Debtors have (or will have at the time they acquire rights in Collateral hereafter arising) and will maintain so long as the Security Interests may remain outstanding, absolute title to each item of Collateral and all proceeds thereof, free and clear of all interests, liens, attachments, encumbrances and security interests except the Security Interests as provided herein, liens existing on the date hereof and listed on Schedule 6.1 to the Loan Agreement, or as the Secured Party may otherwise agree in writing.  Debtors will defend the Collateral against all claims or demands of all persons (other than the Secured Party) claiming the Collateral or any interest therein.  Debtors will not sell or otherwise dispose of any material portion of the Collateral or any interest therein except for the sale of Inventory in the normal course of Debtors’ businesses, without the Secured Party’s prior written consent.

(b)                                 Each Debtor does business solely under its own name and the trade names (if any) set forth below (or if none are listed, such Debtor warrants that it does not have any tradenames).  The chief executive office of each Debtor is located at the address set forth below and all of such Debtor’s records relating to its business or the Collateral are kept at that location or at the Leased Premises. The addresses where the Collateral will be kept, if different from the Leased Premises or the address appearing below Debtor’s signature, are set forth in Exhibit A.  No Collateral will be kept at any other location without the prior written consent of Secured Party, but the parties intend that the Collateral, wherever located, is covered by this Agreement.  Debtors will not permit any tangible Collateral or any records pertaining to Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests.  Neither Debtor will change its name or the location of its place of business, without prior written notice to the Secured Party.  Debtors shall advise Secured Party in writing at least thirty (30) days before any change of name, identity, form of organization, state of organization, corporate structure, or chief executive office.

(c)                                  None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

(d)                                 Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in Debtors’ records pertaining thereto as being obligated to pay such obligation.  Except in the ordinary course of Debtors’ business, Debtors will not agree to modify, amend, subordinate, cancel or terminate the obligation of any such account debtor or other obligor, without the Secured Party’s prior written consent.

(e)                                  Debtors will keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts.

(f)                                    Debtors will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interests.

(g)                                 Debtors will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interests provided herein and except other security interests approved in writing by the Secured Party.

(h)                                 Debtors will at all reasonable times permit the Secured Party or its representatives to examine or inspect any Collateral, or any evidence of Collateral, wherever located, and Debtors will at any time and from time to time send requests for verification of accounts or notices of assignment to account debtors and other obligors.

(i)                                     Each Debtor will keep accurate and complete records pertaining to the Collateral and pertaining to its respective business and financial condition, prepared on the basis of generally accepted accounting principles consistently applied; will submit to the Secured Party such weekly, monthly and other periodic reports concerning the Collateral and its respective business and financial condition as the Secured Party may from time to time request; and will permit the Secured Party, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records at any time during Debtor’s business hours.

(j)                                     Debtors will promptly notify the Secured Party of any loss of or material damage to any Collateral or of any substantial adverse change, known to Debtors, in any Collateral or the prospect of payment thereof.

(k)                                  Upon request by the Secured Party, whether such request is made before or after the occurrence of an Event of Default, Debtors will promptly deliver to the Secured Party in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by each applicable Debtor.

(l)                                     Each Debtor will at all times keep its business and all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with a Secured Party’s loss payee endorsement to the Secured Party to the extent of its interest.

(m)                               Debtors will pay or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests or the creation, continuance or enforcement of this Agreement or any or all of the Obligations.

(n)                                 Debtors will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

(o)                                 For all items of Equipment currently covered by certificates of title issued by any state (“Titled Vehicles”), if any, the Debtors shall take all steps necessary to have the Secured Party’s Security Interest perfected in compliance with the applicable laws of each such state and shall deliver the original certificates of title or other satisfactory evidence of the Secured Party’s security interest to the Secured Party promptly upon request.  The Debtors shall not obtain a new or duplicate certificate of title for any of the Titled Vehicles without the Secured Party’s consent, and then only if the Secured Party is shown upon the new certificate of title as holding a first priority security interest in said Titled Vehicle.

(p)                                 Debtors from time to time will execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings which the Secured Party may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Secured Party under this Agreement (but any failure to request or assure that Debtor executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the

Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

If either Debtor at any time fails to perform or observe any of the foregoing agreements, and if such failure shall continue for a period of ten (10) calendar days after the Secured Party gives Debtors written notice thereof (or in the case of the agreements contained in clauses (g) and (1) above, immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Party may, but need not, perform or observe such agreement on behalf and in the name, place and stead of either Debtor (or, at the Secured Party’s option, in the Secured Party’s name) and may, but need not, take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Debtors shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations.  To facilitate the performance or observance by the Secured Party of such agreements of Debtors, Debtors hereby irrevocably appoints the Secured Party, or the delegate of the Secured Party, acting alone, as the attorney-in-fact of such Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Debtor any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Debtor under this Section 1.02.

3.                                       With respect to any or all rights to payment constituting Collateral the Secured Party may at any time after the occurrence of an Event of Default notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party.  Debtors will join in giving such notice, if the Secured Party so requests.  At any time after Debtors or the Secured Party gives such notice to an account debtor or other obligor, the Secured Party may, but need not, in the Secured Party’s name or in the respective Debtor’s name, (i) demand, sue for, collect or receive any money or property at any time payable or the receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (ii) as agent and attorney-in-fact of such Debtor notify the United States Postal Service to change the address for delivery of such Debtor’s mail to any address designated by the Secured Party and otherwise intercept, receive, open and dispose of such Debtor’s mail, applying all Collateral as permitted under this Agreement or the Loan Agreement and holding all other mail for Debtor’s account or forwarding such mail to Debtor’s last known address.

4.                                       As additional security for the payment and performance of the Obligations, each Debtor hereby assigns to the Secured Party any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Debtor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and each Debtor hereby directs the issuer of any such policy to pay all such monies directly to the Secured Party, at any time, whether before or after the occurrence of any Event of Default, the Secured Party may (but need not), in the Secured Party’s name or in such Debtor’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

5.                                       Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party may exercise one or more of the following rights and remedies, subject in each case to the last two sentences of this Section 5:  (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand (but the Secured Party expressly reserves the right to demand payment of any Obligation payable on demand, at any time, whether or not an Event of Default has occurred or is continuing); (ii) exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Debtor hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith each Debtor will on demand assemble the collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and the Secured Party shall have the right to take immediate possession of the Collateral and may enter any of the premises of either Debtor or wherever the Collateral is located with or without process of law and to keep and store the same on said premises until sold (and if said premises be the property of either Debtor, such Debtor agrees not to charge the Secured Party or a purchaser from the Secured Party for storage thereof for a period of at least 90 days) (If notice to Debtors of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least ten (10) calendar days prior to the date of intended disposition or other action.); (iii) Secured Party may take immediate occupancy of the Leased Premises (whether any foreclosure action with respect to the Leased Premises has been initiated or is ongoing) to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of items that are Collateral, to operate the Restaurant and to preserve the Collateral and the Restaurant as a going concern for a sale by Secured Party to a third party, and for other purposes that the Secured Party may in good faith deem to be related or incidental purposes; (iv) without notice or demand offset any indebtedness the Secured Party or any of its participants, successors or assigns then owes to either Debtor, whether or not then due, against any Obligation then owed to the Secured Party or any of its participants, successors or assigns by Debtor, whether or not then due; and (v) exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against either Debtor, or against any other person or property.  The proceeds of all sales and collections will be applied first to all reasonable expenses of retaking, holding, preparing for sale, selling and the like, including attorneys’ fees and legal expenses (whether or not suit is commenced) including, without limitation, attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s order or judgment and second to the payment (in whatever order the Secured Party elects) of all other Obligations chargeable to either Debtor in connection with the loan transactions with Secured Party.  Subject to the provisions of the Uniform Commercial Code, the Secured Party will return any excess to the Debtors and the Debtors shall remain liable to the Secured Party for any deficiency.  The rights of the Secured Party as a secured creditor with respect to the Granite City Intellectual Property following the occurrence and during the continuance of an Event of Default are limited in all respects to the rights of the Secured Party under the terms of the IP Agreement.  In the event of any conflict between this Agreement and the IP Agreement, with respect to the Granite City Intellectual Property, the terms of the IP Agreement shall govern.

6.                                       This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, Debtors are entitled to any surplus and shall remain liable for any deficiency.  The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  The Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner in order or to apply any cash proceeds of the Collateral in any particular order of application.

7.                                       This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interests can be released, only explicitly in a writing signed by the Secured Party.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights or remedies available to the Secured Party.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  All notices to be given to Debtors shall be deemed sufficiently given if delivered or mailed by registered, certified or ordinary mail, postage prepaid, to either Debtor at its address set forth below or at its most recent address shown on the Secured Party’s records.

8.                                       As used herein, the term “Event of Default” shall have the meaning assigned to such term in any promissory note or loan agreement of either Debtor secured by this Security Agreement.

9.                                       The Secured Party and its participants, if any, are not partners or joint venturers, and the Secured Party shall not have any liability or responsibility for any obligation, act or omission of any of its participants.

10.                                 This Agreement, and the Security Interests granted hereby, shall be binding upon each Debtor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Secured Party and each and all of its participants, successors and assigns, and shall be effective when executed by Debtors and delivered to the Secured Party whether or not this Agreement is executed by the Secured Party.  All rights and powers specifically conferred upon the Secured Party may be transferred or delegated to any of the participants, successors or assigns of the Secured Party.  Except to the extent otherwise required by law, this Agreement and the transaction evidenced hereby shall be governed by the substantive laws of the state in which this Agreement is accepted by the Secured Party.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement or in any other agreement between Debtors and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.  Each Debtor waives notice of the acceptance of this Agreement by the Secured Party.

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IN WITNESS WHEREOF, this Security Agreement has been duly executed and delivered by the proper officers thereunto duly authorized on the day and year first above written.

GRANITE CITY RESTAURANT OPERATIONS, INC.		GRANITE CITY FOOD & BREWERY, LTD.

By	/s/ James G. Gilbertson	By	/s/ James G. Gilbertson
Its	CFO	Its	CFO

Address:	5402 Parkdale Drive, Suite 101	Address:	5402 Parkdale Drive, Suite 101
	Minneapolis, MN 55416		Minneapolis, MN 55416

Accepted on March 30, 2009:

HARMONY EQUITY INCOME FUND, L.L.C.

By	/s/ Eugene E. McGowan
Its Managing Member